Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[Date]

To [the Representatives]:

Ladies and Gentlemen:

Subject to the terms and conditions stated or incorporated by reference herein, [Consolidated Edison, Inc. or Consolidated Edison Company of New York, Inc.] (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) and the Underwriters hereby agree to purchase, severally and not jointly, the [number of shares or principal amount] set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the “Designated Securities”).

The representatives named on the signature page hereof (the “Representatives”) represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company’s Underwriting Agreement Basic Provisions, dated August 2, 2012, as filed as Exhibit 1.2 to Registration Statement No. 333-            (the “Basic Provisions”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

[CONSOLIDATED EDISON, INC.]

[CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.]

By:

Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:

[The Representatives]

By:

SCHEDULE I

Underwriters	[Principal Amount] [Number] of Designated Securities to be Purchased

Total	$

SCHEDULE II

Pricing Effective Time:             [a.m/p.m.] on                     , 201

Title of Designated Securities:

Aggregate [number of shares or principal amount]:

$

Price to Public:

Purchase Price by Underwriters:

Pricing Disclosure Material:

[The Preliminary Prospectus and the Pricing Term Sheet, dated             , 201    , prepared by the Company and consented to by the Underwriters (attached as Exhibit A to this Schedule II).]

Specified funds for, and manner of, payment of purchase price:

Funds will be delivered by wire transfer pursuant to the Company’s written instructions to the Representatives.

[Exchange on which the Designated Securities will be listed:]

[Indenture:]

[Maturity:]

[Interest Rate:]

[Interest Payment Dates:]

[Redemption Provisions:]

[Sinking Fund Provisions:]

Time of Delivery:

Closing Location:

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

Address of Representatives:

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

Modification of Basic Provisions

Exhibit A

to

Schedule II

PRICING TERM SHEET

[Indicate terms.]

[The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling                      toll-free at                     .]